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                                                                                                                   EXHIBIT 21
                                           BUILDING MATERIALS CORPORATION OF AMERICA
                                                      LIST OF SUBSIDIARIES


                       COMPANY                                STATE OF INCORPORATION                        D/B/A
                       -------                                ----------------------                        -----
Building Materials Corporation of America                            Delaware                GAF Materials Corporation and Old
                                                                                             American Products
  U.S. Intec Holdings Inc.                                           Delaware
    U.S. Intec, Inc.                                                 Texas                   Tri-Ply Corporation
    Exterior Technologies Corporation                                Texas
    Intec Marine Inc.                                                Texas
    USI Materials Inc.                                               Delaware
  GAF Leatherback Corp.                                              Delaware
  BMCA Insulation Products Inc.                                      Delaware
  BMC Warehousing Inc.                                               Delaware
  GAFTECH Corporation                                                Delaware
  South Ponca Realty Corp.                                           Delaware
  GAF Real Properties Inc.                                           Delaware
  BMCA Receivables Corp.                                             Delaware
  TOPCOAT, Inc.                                                      Delaware
  GAF Kalamazoo Acquisition Corp.                                    Delaware
  GAF Materials Corporation (Canada)                                 Delaware
  Pequannock Valley Claim Service Company, Inc.                      Delaware
  GAF Premium Products Inc.                                          Delaware
     Wind Gap Real Property Acquisition Corp.                        Delaware
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